Exhibit 10(f)

Cooperation Agreement between Yellowstone Corporate Services, Inc. and Jupiter Capital Korea Co. Ltd. dated June 19, 2002 with regard to Vega Infotek Co. Ltd.


                      COOPERATION AGREEEMENT

This agreement ("Agreement") is made effective by and between Yellowstone Corporate Services Inc. (hereinafter referred to as "YCSI") whose principal business address is 1201 Alexandra House, Central, Hong, and Jupiter Capital Korea Co. Ltd.(hereinafter referred to as "JCK") whose principal business address is Suite 315, Life Officetel B/D, 61-3 Youido-Dong, Youngdeungpo-Gu, Seoul, 150-731, Korea:

WHEREAS, JCK has established contacts with the following Company (hereinafter referred to as the "Client"):

        COMPANY:    Vega Infotek Co. Ltd.

        ADDRESS:       Bongmyoung B/D. 229-4 Poi-Dong,
                       Kangnam-Ku, Seoul, 135-260, Korea

WHEREAS, Client wishes to become a quoted company, either directly or indirectly, on the Over-The-Counter Bulletin Board ("OTCBB") administered by the National Association of Securities Dealers ("NASD") in the United States of America through corporate restructuring and fulfillment of all necessary and applicable legal and regulatory requirements (the "OTCBB Quotation Exercise").

WHEREAS, Client wishes to retain YCSI & JCK jointly and collectively as an Independent Project Manager, and YCSI & JCK wish to be retained in such capacity and perform certain services for Client in connection with the OTCBB Quotation Exercise.

THEREFORE, both parties hereto agree as follows:

1. Appointment: YCSI & JCK agree to accept appointment on a jointly and collectively basis as an Independent Project Manager for the OTCBB Quotation Exercise in accordance with the terms and conditions as agreed by YCSI, JCK and Client.

2.     Duties  of  YCSI  &  JCK:   YCSI  &  JCK  will  jointly  and
  collectively provide the following services:

  a) Prepare a business plan or amend an existing one in accordance with YCSI & JCK's standard;
  b)   Introduce and assist Client to secure services from United
States ("US") based corporate securities advisors ("Advisors") and work with Advisors to carry out the following phases of the OTCBB Quotation Exercise:-
      i. Corporate restructuring and creation/acquisition of an appropriate legal entity whose securities are to be quoted on the OTCBB ("Listing Vehicle");
      ii. Cause the preparation and filing of all documents with US State securities regulatory authorities when applicable and with the US Securities Exchange Commission ("US SEC");
      iii. Assist Client to make arrangements to build up a shareholder base for the Listing Vehicle; and
      iv. Assist Client to locate and negotiate a contract with a licensed level three market maker ("Market Maker") who will file Client's Form 211 with the NASD for the quotation of Listing Vehicle's securities on the OTCBB.

  c) Introduce and assist Client to secure qualified Accountants ("Accountants") to carry out the required audit of Client's financial statements prepared in accordance with US Generally Accepted Accounting Principles ("US GAAP");
  d) Introduce and assist Client to secure qualified securities lawyers ("Lawyers"), if necessary, to represent Client during the OTCBB Quotation Exercise; and
  e) Acts as the coordinator amongst the Advisors, Accountants, Lawyers, Market Maker and Client, and monitors the progress of the OTCBB Quotation Exercise.

3. Provision of Information: JCK shall cause Client to provide YCSI & JCK within an indicated time frame with any information and documents as may be requested by YCSI & JCK, Advisors, Accountants, Lawyers and Market Maker in connection with the OTCBB Quotation Exercise. Client shall be solely responsible for the accuracy of the information and representations contained in any documents to be prepared by any of these parties on behalf of Client. YCSI & JCK shall not be held liable to any of Client's damages resulting from Client's repeated failure to provide information requested by YCSI & JCK within the indicated time frame.

4. Compensation: JCK shall cause Client to pay YCSI's & JCK's compensation as set out in this paragraph which includes costs incurred for the services of Advisors, Lawyers and Market Maker in connection with the OTCBB Quotation Exercise but exclude Client's engagement for the services of Accountants. Client shall  provide  cash  of US$200,000 (United  States  Dollars  two
  hundred  thousand  only) plus        hares of  Listing  Vehicle's
  Common Stock as compensation to YCSI & JCK for the services provided as stipulated in paragraph 2 of this Agreement. The Compensation shall consist of and be paid to YCSI & JCK as follows:

      Cash payment 1:   Client  disburses and YCSI  &  JCK  collect
                         cash payment of a non-refundable retainer of US$30,000 within three business days upon the execution of this Agreement. YCSI shall be entitled to receive US$10,000 of cash payment 1 and JCK is entitled to receive US$20,000 of cash payment 1.

      Cash payment 2:   Client  disburses and YCSI  &  JCK  collect
                         cash payment of an additional US$80,000 within three business days upon engagement of Advisors by YCSI & JCK on behalf of Client for services in connection with its OTCBB Quotation Exercise. YCSI shall be entitled to receive US$20,000 of cash payment 2 and JCK is entitled to receive US$60,000 of cash payment 2.

      Cash payment 3:   Client  disburses and YCSI  &  JCK  collect
                         cash  payment  of an additional  US$90,000
                         within    three   business    days    upon
                         notification  by the NASD of  the  Listing
                         Vehicle's clearance for quotation on the OTCBB. YCSI shall be entitled to receive US$60,000 of cash payment 3 and JCK is entitled to receive US$30,000 of cash payment 3.

      Stock compensation:     Listing  Vehicle issues  all  YCSI  &
                         JCK's  stock  compensation entitlement  to
                         YCSI  &  JCK  in conjunction with  Listing
                         Vehicle's  first  issue and  sale  of  new
                         shares  of  Common Stock  to  establish  a
                         shareholder  base. YCSI shall be  entitled
                         to   receive           shares  of  Listing
                         Vehicle's  Common Stock and JCK  shall  be
                         entitled to receive      shares of Listing
                         Vehicle's  Common Stock. Stocks issued  to
                         YCSI & JCK shall be fully registered and free trading.

5.  Appointment of Advisors, Accountants, Lawyers and Market Maker:
  YCSI shall engage and pay for the services of Advisors, Lawyers and Market Maker for Client's OTCBB Quotation Exercise. JKC and Client shall not bear any costs for the services of Advisors, Lawyers and Market Maker. Under all circumstances, Client shall enter into direct agreement with Accountants to contract and pay for their services to be rendered in connection with Client's OTCBB Quotation Exercise.

6. Other Expenses: Client shall be responsible to pay any direct filing fees required to be submitted with any registration, filings, membership applications, self-regulatory agency fees, bonding, fingerprinting, or testing expenses. YCSI & JCK will assist Client to make arrangements to make payments on these items when applicable.

7. Certain Circumstances: YCSI & JCK assume no responsibility for the performance of Advisors, Accountants, Lawyers and Market Maker, and any occurrences beyond its control, including but not limited to Federal and State filing backlogs or agency computer breakdowns, which may result in processing delays. YCSI & JCK will use its best efforts to perform its duties as fully delineated in paragraph 2 of this Agreement but cannot guarantee that any registration of Listing Vehicle's stock will be granted by the US Federal and if applicable State securities regulatory authorities. In no event will YCSI & JCK be liable for actual, incidental, consequential, related or any other type of damages, in any amount, attributable to such error or oversight on the part of YCSI & JCK.

8. Independent Contractor Status: YCSI & JCK shall perform its services under this contract as an independent contractor and not as an employee of Client or an affiliate thereof.

9. Amendment and Modification: Subject to applicable laws, this Agreement may be amended, modified or supplemented only by a written agreement signed by both YCSI and JCK. No oral modifications to this Agreement may be made.

10.Entire   Agreement:    This  Agreement   contains   the   entire
  understanding between the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. The failure by YCSI & JCK to insist on strict performance of any term or condition contained in this Agreement shall not be construed by either party as a waiver, at any time, of any rights, remedies or indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

11.Agreement Binding: This Agreement shall be binding upon the heirs, executors, administrators, and successors and permitted assigns of the parties hereto. YCSI and JKC shall not assign theirs rights or delegate their duties under any term or condition set forth in this Agreement without the prior written consent of the other party to this Agreement.

12.Attorney's Fees: In the event an arbitration, mediation, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator, mediator, trial court and/or appellate court.

13.Severability: If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

14.Business contacts introduced by YCSI to JCK: During the course of the OTCBB Quotation Exercise, YCSI will introduce directly or indirectly its business contacts to JKC including but not limited to Advisors, Accountants, Lawyers and Market Maker (collectively "Business Contacts"). Client shall not, for a period of three years from the effective date of this Agreement, solicit business from or shall have it or any of its affiliates transact any business with Business Contacts without prior written consents from YCSI. JCK shall report to YCSI any contact initiated by Business Contacts with JCK. Nothing herein shall be construed as prohibiting YCSI from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from JCK.

15.Governing Law: This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the Republic of Korea. The parties agree that any litigation relating directly or indirectly to this Agreement must be brought before and determined by a court of competent jurisdiction within the Republic of Korea.

16.No Legal Advice: Client further agrees and understands that YCSI and JCK will not render any legal advice to Client during the course of the OTCBB Quotation Exercise.

17.Termination of this Agreement: This Agreement shall terminate automatically on the next business day upon shares in Listing Vehicle are first quoted on the OTCBB. Early termination of this Agreement can only be effected upon signing of a Termination Agreement by YCSI and JCK.

18.Reporting  Responsibilities Under The  Securities  Exchange  Act
  1934 (As Amended): Client acknowledges by the acceptance of this Agreement that all periodic or special reports required under The Securities Exchange Act of 1934 (As Amended) after Listing Vehicle becomes a US SEC Reporting Company are the responsibility of the Client unless otherwise agreed to in writing by YCSI & JCK.



                 (Signatures are on the next page)




Signatures

Agreed to and accepted for Yellowstone Corporate Services Inc.:

   Date:                 June 19, 2002

   Signature:         /s/ King K. Yu
                     -----------------
   Printed Name:  King K. Yu

   Title:                  President

Agreed to and accepted for Jupiter Capital Korea Co. Ltd.:

   Date:                 June 19, 2002


   Signature:         /s/ Chang-Suk Kim
                    ----------------------
   Printed Name:  Chang-Suk Kim

   Title:                 CEO